Exhibit 10.84
FORM OF

CAESARS ENTERTAINMENT CORPORATION
2012 PERFORMANCE INCENTIVE PLAN
RESTRICTED SHARE AWARD AGREEMENT
THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”) is made by and between Caesars Entertainment Corporation, a Delaware corporation (the “Corporation”), and [______] (“Participant”) on the date set forth on the final page of this Agreement. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
WHEREAS, the Corporation has adopted the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “Plan”), pursuant to which Restricted Shares may be granted; and
WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its stockholders to grant the Restricted Shares provided for herein to Participant subject to the terms set forth herein.
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Restricted Shares.

(a)Grant. The Corporation hereby grants to Participant, on the Date of Grant (as set forth on the final page of this Agreement) the number of restricted shares of Common Stock of the Corporation set forth on the final page of this Agreement (the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Notwithstanding the foregoing, as a condition precedent to the effectiveness of the grant, Participant agrees to be bound by the terms of the Management Investor Rights Agreement between the Corporation and its stockholders, as the same may be in effect from time to time (the “MIRA”) and has executed the MIRA on the date hereof.

(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c)Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Restricted Shares and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Corporation. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

2.Vesting. Except as may otherwise be provided herein, subject to Participant’s continued employment with the Corporation or one of its Subsidiaries, the Restricted Shares shall become vested on the dates set forth on the final page of this Agreement, subject to the conditions set forth herein. Upon vesting, the Restricted Shares shall no longer be subject to the transfer restrictions pursuant to Section 7(a) or cancellation pursuant to Section 3 hereof.

3.Termination of Employment. Except as otherwise provided in an employment agreement (or similar agreement) between Participant and the Corporation or any of its Subsidiaries in effect on the Date of Grant, if Participant’s employment or service with the Corporation or any Subsidiary, as applicable, terminates for any reason, then the unvested portion of the Restricted Shares shall be cancelled immediately and Participant shall immediately forfeit any rights to such Restricted Shares.

4.Rights as a Stockholder. At all times, Participant shall have, with respect to the Restricted Shares, all the rights of a stockholder of the Corporation pursuant to the terms of the MIRA.

5.Book-Entry Registration. Any Restricted Shares shall be evidenced by book-entry registration. The book-entry registration shall bear a legend referring to the restrictions applicable to such Restricted Shares in substantially the following form:

THE SECURITIES ARE SUBJECT TO AN AMENDED AND RESTATED MANAGEMENT INVESTOR RIGHTS AGREEMENT DATED AS OF NOVEMBER 22, 2010 AMONG THE ISSUER OF SUCH SECURITIES (THE “CORPORATION”), AND THE OTHER PARTIES NAMED THEREIN, THE CORPORATION’S 2012 PERFORMANCE INCENTIVE PLAN AND AN AWARD AGREEMENT. THE TERMS OF SUCH MANAGEMENT INVESTOR RIGHTS AGREEMENT, 2012 PERFORMANCE INCENTIVE PLAN AND AWARD AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

6.Compliance with Legal Requirements.

(a)    Generally. The granting of the Restricted Shares, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions on the Restricted Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the shares of Common Stock of the Corporation are then listed or traded, and/or any blue sky or state securities laws applicable to such Restricted Shares. Participant agrees to take all steps the Administrator or the Corporation determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)    Tax Withholding. Vesting of the Restricted Shares shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Corporation shall have the power and the right to require Participant to remit to the Corporation or deduct or withhold from all amounts payable to Participant in connection with the Restricted Shares or otherwise, an amount sufficient to satisfy any applicable taxes required by law. Further, the Corporation may permit or require Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock of the Corporation that would otherwise be received upon vesting of the Restricted Shares.

(c)    83(b) Election. As a condition subsequent to the issuance of the Restricted Shares, a Participant is required to execute and deliver to the Corporation and file with the Internal Revenue Service an Election to include Property in Gross Income pursuant to Section 83(b) of the Internal Revenue Code within 30 days following the Date of Grant specified below.

7.	Miscellaneous.

(a)    Transferability. The Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order if approved or ratified by the Administrator or as otherwise permitted under Section 5.7.2 or 5.7.3 of the Plan.

(b)    Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)    Section 409A. The Restricted Shares are not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Corporation or contravening the provisions of Section 409A of the Code. This Section 7(c) does not create an obligation on the part of the Corporation to modify the Plan or this Agreement and does not guarantee that the Restricted Shares will not be subject to interest and penalties under Section 409A.

(d)    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Corporation’s records, or if to the Corporation, to the Corporation’s principal business office.

(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee or consultant of the Corporation or its Subsidiaries or shall interfere with or restrict in any way the right of the Corporation or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g)    No Rights to Award. The grant to Participant of the Restricted Shares pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards under the Plan, subject to any express contractual rights (set forth in a document other than the Plan and this Agreement) to the contrary.
(h)    Fractional Shares. No fractional shares shall be delivered under this Agreement. In lieu of issuing a fraction of a share in settlement of vested Restricted Shares, the Corporation shall be entitled to pay to Participant an amount in cash equal to the fair market value (as defined in the Plan) of such fractional share.

(i)    Beneficiary. Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(j)    Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(l)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 8.6.4 of the Plan.

(m)    Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n)    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as set forth below.

CAESARS ENTERTAINMENT CORPORATION
By:__________
Name:
Title:

Date: __________________________________

Agreed to and Accepted by:

_________________________
The Participant

Date:____________________

Number of Restricted Shares:                [____]

Date of Grant:                        [____]

Vesting Schedule:                    [____]